EXHIBIT 1.01

VEECO INSTRUMENTS INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2015

This Conflict Minerals Report (this “Report”) of Veeco Instruments Inc., including its subsidiaries (collectively, “Veeco” or “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2015 through December 31, 2015 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “Conflict Minerals” as: (i) columbite-tantalite (or coltan), cassiterite, gold and wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Veeco’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, Veeco has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals included in its products during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, Veeco has conducted additional due diligence regarding the sources of the Covered Minerals. The results of Veeco’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.                                        Reasonable Country of Origin Inquiry (“RCOI”)

Prior to initiating our RCOI, we retained a regulatory compliance information management company to assist in structuring the process and administering data collection. Our inquiry began with a review of all of our suppliers.  We focused our RCOI on the relevant suppliers that, due to the nature of their business, utilize Covered Minerals.  We provided these suppliers with a questionnaire based on the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative Conflict Minerals Common Reporting Template (the “EICC-GeSI Template”). The EICC-GeSI Template is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide and was developed by several of the world’s leading consumer electronics companies.  The questionnaire asked the suppliers, among other things, to disclose the origin of any Covered Minerals used in their manufacturing processes and to identify the Covered Minerals processing facilities within their supply chain.  We also asked them, if accurate, to represent that their Covered Minerals did not originate from a Covered Country.  We reviewed questionnaires received for completeness and consistency of answers.  Many of our suppliers’ responses were at a supply chain level higher than the products we procure and therefore it is possible that the information they provided includes smelters/refiners whose Covered Minerals are not utilized in our products.  Certain surveyed suppliers reported that the Covered Minerals identified in their supply chain originated from recycled or scrap sources and thus did not require further due diligence.

Our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

II.                                   Design of Due Diligence Framework

Our due diligence approach was designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (“OECD Guidance”).  The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Veeco is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter. Key elements of Veeco’s due diligence approach are described below.

III.                              Due Diligence Measures Undertaken

Veeco’s due diligence measures performed include, but are not limited to, the following:

•                                                                  Reporting to senior management on suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);

•                                                                  Communicating our policy on Conflict Minerals to suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues. A copy of our policy is publicly available at http://ir.veeco.com/corporate-governance/overview;

•                                                                  Using a third party service, comparing smelters and refiners identified by suppliers to (i) the Conflict Minerals Reporting Template (the “Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;

•                                                                  Conducting our own supplemental research on smelters and refiners identified by our suppliers; and

•                                                                  Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

IV.                               Product Description

The products subject to this Report are Veeco process equipment and services (including spare parts) primarily sold to make electronic devices including light emitting diodes, power electronics, wireless devices, hard disk drives and semiconductors and include Metal Organic Chemical Vapor Deposition Systems, Gas and Vapor Delivery Control Systems, Molecular Beam Epitaxy Systems, Fast Array Scanning Atomic Layer Deposition Systems, Precision Surface Processing Systems, Ion Beam Deposition Systems, Ion Beam Etch Systems and Precision Lapping, Slicing and Dicing Systems.

V.                                    Product Determination

Based on the information obtained pursuant to the due diligence process (as described above), Veeco does not have sufficient information at this time to determine whether all of our products are conflict free.  However, the suppliers who responded to our questionnaire gave no indication that the Covered Minerals they source directly or indirectly financed or benefitted armed groups in the Covered Countries.  Due to the manner in which our suppliers disclosed country of origin information, we do not believe that all of the countries of origin named by our suppliers are actually in our supply chain.

VI.                               Smelter / Refiner and Country of Origin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following smelters/refiners used by Veeco suppliers that have (i) achieved Conflict Free designation by the CFSI (the “Conflict Free Designated Smelters and Refiners”) or (ii) an audit program recognized by CFSI or are actively in the process of obtaining the designations, or for which we independently obtained country of origin information (the “In Process Smelters and Refiners”):

Conflict Free Designated Smelters and Refiners
Aida Chemical Industries Co., Ltd.	GOLD
Allgemeine Gold-und Silberscheideanstalt A.G.	GOLD
AngloGold Ashanti Córrego do Sítio Mineração	GOLD
Argor-Heraeus SA	GOLD
Asahi Pretec Corporation	GOLD
Asahi Refining Canada Limited	GOLD
Asahi Refining USA Inc.	GOLD
Asaka Riken Co., Ltd.	GOLD

Aurubis AG	GOLD
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	GOLD
Boliden AB	GOLD
C. Hafner GmbH + Co. KG	GOLD
CCR Refinery - Glencore Canada Corporation	GOLD
Chimet S.p.A.	GOLD
DODUCO GmbH	GOLD
Dowa	GOLD
Eco-System Recycling Co., Ltd.	GOLD
Elemetal Refining, LLC	GOLD
Heimerle + Meule GmbH	GOLD
Heraeus Ltd. Hong Kong	GOLD
Heraeus Precious Metals GmbH & Co. KG	GOLD
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	GOLD
Ishifuku Metal Industry Co., Ltd.	GOLD
Istanbul Gold Refinery	GOLD
Japan Mint	GOLD
Jiangxi Copper Company Limited	GOLD
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	GOLD
JSC Uralelectromed	GOLD
JX Nippon Mining & Metals Co., Ltd.	GOLD
Kazzinc	GOLD
Kennecott Utah Copper LLC	GOLD
Kojima Chemicals Co., Ltd.	GOLD
Kyrgyzaltyn JSC	GOLD
LS-NIKKO Copper Inc.	GOLD
Materion	GOLD
Matsuda Sangyo Co., Ltd.	GOLD
Metalor Technologies (Hong Kong) Ltd.	GOLD
Metalor Technologies (Singapore) Pte., Ltd.	GOLD
Metalor Technologies SA	GOLD
Metalor USA Refining Corporation	GOLD
Mitsubishi Materials Corporation	GOLD
Mitsui Mining & Smelting	GOLD
Moscow Special Alloys Processing Plant	GOLD
Nihon Material Co., Ltd.	GOLD
Ohura Precious Metal Industry Co., Ltd.	GOLD
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	GOLD
OJSC Novosibirsk Refinery	GOLD
PAMP SA	GOLD
Prioksky Plant of Non-Ferrous Metals	GOLD
PT Aneka Tambang (Persero) Tbk	GOLD
Rand Refinery (Pty) Ltd.	GOLD
Royal Canadian Mint	GOLD

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	GOLD
SOE Shyolkovsky Factory of Secondary Precious Metals	GOLD
Solar Applied Materials Technology Corp.	GOLD
Sumitomo Metal Mining Co., Ltd.	GOLD
T.C.A S.p.A	GOLD
Tanaka Kikinzoku Kogyo K.K.	GOLD
The Great Wall Gold and Silver Refinery of China	GOLD
The Refinery of Shandong Gold Mining Co., Ltd.	GOLD
Tokuriki Honten Co., Ltd.	GOLD
Umicore Brasil Ltda.	GOLD
Umicore Precious Metals Thailand	GOLD
Umicore SA Business Unit Precious Metals Refining	GOLD
United Precious Metal Refining, Inc.	GOLD
Valcambi SA	GOLD
Western Australian Mint trading as The Perth Mint	GOLD
Yamamoto Precious Metal Co., Ltd.	GOLD
Yokohama Metal Co., Ltd.	GOLD
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	GOLD
Zijin Mining Group Co., Ltd. Gold Refinery	GOLD
Changsha South Tantalum Niobium Co., Ltd.	TANTALUM
Duoluoshan	TANTALUM
Exotech Inc.	TANTALUM
F&X Electro-Materials Ltd.	TANTALUM
Global Advanced Metals	TANTALUM
Guangdong Zhiyuan New Material Co., Ltd.	TANTALUM
H.C. Starck Co., Ltd.	TANTALUM
H.C. Starck Ltd.	TANTALUM
H.C. Starck Smelting GmbH & Co.KG	TANTALUM
Hi-Temp Specialty Metals, Inc.	TANTALUM
JiuJiang JinXin Nonferrous Metals Co., Ltd.	TANTALUM
Jiujiang Tanbre Co., Ltd.	TANTALUM
KEMET Blue Metals	TANTALUM
King-Tan Tantalum Industry Ltd.	TANTALUM
Metallurgical Products India Pvt., Ltd.	TANTALUM
Mitsui Mining & Smelting	TANTALUM
Ningxia Orient Tantalum Industry Co., Ltd.	TANTALUM
RFH Tantalum Smeltry Co., Ltd.	TANTALUM
Telex Metals	TANTALUM
Ulba Metallurgical Plant JSC	TANTALUM
Yichun Jin Yang Rare Metal Co., Ltd.	TANTALUM
Zhuzhou Cemented Carbide	TANTALUM
Alpha	TIN
China Tin Group Co., Ltd.	TIN
Cooperativa Metalurgica de Rondônia Ltda.	TIN

CV Ayi Jaya	TIN
CV Serumpun Sebalai	TIN
CV United Smelting	TIN
Dowa	TIN
EM Vinto	TIN
Fenix Metals	TIN
Gejiu Non-Ferrous Metal Processing Co., Ltd.	TIN
Jiangxi Ketai Advanced Material Co., Ltd.	TIN
Magnu’s Minerais Metais e Ligas Ltda.	TIN
Malaysia Smelting Corporation (MSC)	TIN
Melt Metais e Ligas S/A	TIN
Minsur	TIN
Mitsubishi Materials Corporation	TIN
O.M. Manufacturing (Thailand) Co., Ltd.	TIN
O.M. Manufacturing Philippines, Inc.	TIN
Operaciones Metalurgical S.A.	TIN
PT Aries Kencana Sejahtera	TIN
PT Artha Cipta Langgeng	TIN
PT ATD Makmur Mandiri Jaya	TIN
PT Babel Inti Perkasa	TIN
PT Bangka Tin Industry	TIN
PT Belitung Industri Sejahtera	TIN
PT BilliTin Makmur Lestari	TIN
PT Bukit Timah	TIN
PT DS Jaya Abadi	TIN
PT Eunindo Usaha Mandiri	TIN
PT Justindo	TIN
PT Mitra Stania Prima	TIN
PT Prima Timah Utama	TIN
PT Refined Bangka Tin	TIN
PT Sariwiguna Binasentosa	TIN
PT Stanindo Inti Perkasa	TIN
PT Sumber Jaya Indah	TIN
PT Timah (Persero) Tbk Kundur	TIN
PT Timah (Persero) Tbk Mentok	TIN
PT WAHANA PERKIT JAYA	TIN
Rui Da Hung	TIN
Soft Metais Ltda.	TIN
Thaisarco	TIN
Umicore SA Business Unit Precious Metals Refining	TIN
White Solder Metalurgia e Mineração Ltda.	TIN
Yunnan Tin Group (Holding) Company Limited	TIN
A.L.M.T. TUNGSTEN Corp.	TUNGSTEN
Chenzhou Diamond Tungsten Products Co., Ltd.	TUNGSTEN

Chongyi Zhangyuan Tungsten Co., Ltd.	TUNGSTEN
Fujian Jinxin Tungsten Co., Ltd.	TUNGSTEN
Ganzhou Huaxing Tungsten Products Co., Ltd.	TUNGSTEN
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	TUNGSTEN
Ganzhou Seadragon W & Mo Co., Ltd.	TUNGSTEN
Global Tungsten & Powders Corp.	TUNGSTEN
Guangdong Xianglu Tungsten Co., Ltd.	TUNGSTEN
H.C. Starck GmbH	TUNGSTEN
H.C. Starck Smelting GmbH & Co.KG	TUNGSTEN
Hunan Chenzhou Mining Co., Ltd.	TUNGSTEN
Hunan Chunchang Nonferrous Metals Co., Ltd.	TUNGSTEN
Japan New Metals Co., Ltd.	TUNGSTEN
Jiangxi Gan Bei Tungsten Co., Ltd.	TUNGSTEN
Kennametal Huntsville	TUNGSTEN
Malipo Haiyu Tungsten Co., Ltd.	TUNGSTEN
Niagara Refining LLC	TUNGSTEN
Tejing (Vietnam) Tungsten Co., Ltd.	TUNGSTEN
Vietnam Youngsun Tungsten Industry Co., Ltd.	TUNGSTEN
Xiamen Tungsten Co., Ltd.	TUNGSTEN
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	TUNGSTEN

In Process Smelters and Refiners
Advanced Chemical Company	GOLD
Almalyk Mining and Metallurgical Complex (AMMC)	GOLD
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	GOLD
Bauer Walser AG	GOLD
Caridad	GOLD
Chugai Mining	GOLD
Codelco	GOLD
Daejin Indus Co., Ltd.	GOLD
DaeryongENC	GOLD
Daye Non-Ferrous Metals Mining Ltd.	GOLD
DSC (Do Sung Corporation)	GOLD
ESG Edelmetall-Service GmbH & Co. KG	GOLD
Faggi Enrico S.p.A.	GOLD
Geib Refining Corporation	GOLD
Guangdong Jinding Gold Limited	GOLD
Hunan Chenzhou Mining Co., Ltd.	GOLD
Jinlong Copper Co., Ltd.	GOLD
KGHM Polska MiedÅº SpóÅ‚ka Akcyjna	GOLD
Korea Metal Co. Ltd	GOLD
L’ azurde Company For Jewelry	GOLD
Lingbao Gold Company Ltd.	GOLD
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	GOLD

Luo yang Zijin Yinhui Metal Smelt Co Ltd	GOLD
Metahub Industries Sdn. Bhd.	GOLD
Metalor Technologies (Suzhou) Co Ltd	GOLD
Navoi Mining and Metallurgical Combinat	GOLD
OJSC Kolyma Refinery	GOLD
Penglai Penggang Gold Industry Co Ltd	GOLD
SAAMP	GOLD
Sabin Metal Corp.	GOLD
Samduck Precious Metals	GOLD
SAMWON METALS Corp.	GOLD
So Accurate Group, Inc.	GOLD
Super Dragon Technology Co., Ltd.	GOLD
Torecom	GOLD
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	GOLD
Yunnan Copper Industry Co Ltd	GOLD
E.S.R. Electronics	TANTALUM
JX Nippon Mining & Metals Co., Ltd.	TANTALUM
Chenzhou Yunxiang Mining and Metallurgy Company Limited	TIN
CNMC (Guangxi) PGMA Co. Ltd.	TIN
CV Tiga Sekawan	TIN
Gejiu Fengming Metalurgy Chemical Plant	TIN
Gejiu Kai Meng Industry and Trade LLC	TIN
Gejiu Zi-Li	TIN
Guanyang Guida Nonferrous Metal Smelting Plant	TIN
Huichang Jinshunda Tin Co. Ltd	TIN
Linwu Xianggui Smelter Co	TIN
Mineração Taboca S.A.	TIN
Nankang Nanshan Tin Co., Ltd.	TIN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	TIN
Novosibirsk Integrated Tin Works	TIN
PT Alam Lestari Kencana	TIN
PT Bangka Kudai Tin	TIN
PT Bangka Timah Utama Sejahtera	TIN
PT Kijang Jaya Mandiri	TIN
PT Pelat Timah Nusantara Tbk	TIN
Resind Indústria e Comércio Ltda.	TIN
Sumitomo Metal Mining Co., Ltd.	TIN
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	TIN
Dayu Weiliang Tungsten Co., Ltd.	TUNGSTEN
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	TUNGSTEN
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	TUNGSTEN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	TUNGSTEN
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	TUNGSTEN
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	TUNGSTEN

Jiangxi Yaosheng Tungsten Co., Ltd.	TUNGSTEN
Kennametal Fallon	TUNGSTEN
Pobedit, JSC	TUNGSTEN

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Angola, Argentina, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Recycle/Scrap, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia,  and Zimbabwe.

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following validated smelters/refiners whose country of origin information is not available.  We continue to engage with our suppliers to determine the source of Covered Minerals processed at the following facilities and to engage in efforts to determine the mine or location of origin of the Covered Minerals used with greater specificity.

Baiyin Nonferrous Group Co.,Ltd.	GOLD
China Gold International Resources Corp. Ltd	GOLD
China National Gold Group Corporation	GOLD
Colt Refining	GOLD
Harmony Gold Mining Company Limited	GOLD
Heesung Metal Ltd	GOLD
Kanfort Industrial (H.K.) Limited	GOLD
Kunshan Jinli Chemical Industry Reagents Co Ltd.	GOLD
The Hutti Gold Mines Company Limited	GOLD
AMG Advanced Metallurgical Group	TANTALUM
Alpha Metals Korea Ltd.	TIN
Atlas Pacific	TIN
Ausmelt Limited	TIN
Brinkmann Chemie GmbH	TIN
H Kramer & Co.	TIN
Heesung Metal Ltd	TIN
Huanggang Tongding Metal Material Co., Ltd.	TIN
Jau Janq Enterprise Co., Ltd	TIN
Nathan Trotter	TIN
PT Koba Tin	TIN
Buffalo Tungsten	TUNGSTEN
China Minmetals	TUNGSTEN
Ganzhou Cobalt & Tungsten Co Ltd	TUNGSTEN

As Veeco’s engagement with the supply chain for its products evolves, the lists above may change to reflect improvements in the quality of information provided to Veeco.

VII.                          Independent Private Sector Audit

Not required for calendar year 2015.